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                                                                    EXHIBIT 23.5


                                [SAP Letterhead]





Consent To Be Named in Registration Statement on Form F-1

I hereby consent to being named in the Prospectus constituting part of this Registration Statement on Form F-1 of SAP Aktiengesellschaft, Systeme, Anwendungen, Produkte in der Datenverarbeitung (the "Registration Statement") under the heading "Enforcement of Civil Liabilities". In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Michael Junge




June 22, 1998